Exhibit 32

Certification Required Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Crossroads Systems, Inc. (the “Company”) hereby certify that:

(i) the accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended January 31, 2005 as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 17, 2005

/s/ Rob Sims
Rob Sims
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Valerie Savage
Valerie Savage
Vice President and Chief Financial Officer
(Principal Accounting Officer)